Exhibit 3.1

FORM OF AMENDMENT TO THE AMENDED AND RESTATED MEMORANDUM AND ARTICLES

OF ASSOCIATION OF NOBLE ROCK ACQUISITION CORPORATION

SPECIAL RESOLUTION OF THE SHAREHOLDERS OF THE COMPANY

RESOLVED, as a special resolution, that the name of the Company is changed from Noble Rock Acquisition Corporation to Northern Revival Acquisition Corporation.